                                                                   EXHIBIT 10.12

                                     SECOND
                      EXTENSION AND MODIFICATION AGREEMENT

         THIS AGREEMENT, made and entered into as of the 23rd day of March, 1999, by and between EBS Building, L.L.C., having its principal place of business at 800 Market Street, St. Louis, Missouri, 63101 (hereinafter referred to as "Borrower" whether one or more persons) and First Bank with its office at 11901 Olive, St. Louis, Missouri, 63141 (hereinafter referred to as "Lender");

         WITNESSETH:

         WHEREAS, Lender extended certain financing to Borrower in the amount of Two Million Dollars ($2,000,000.00) (the "Original Loan") pursuant to the terms of a certain Credit Agreement dated the 16th of March, 1998, between Lender and Borrower (the "Loan Agreement");

         WHEREAS, Borrower executed and delivered that certain promissory note (as amended, hereinafter referred to as the "Original Note" whether one or more) to evidence the Original Loan for the sum of Two Million Dollars ($2,000,000.00) dated March 16, 1998, payable to the order of First Bank on March 15, 1999; and

         WHEREAS, the Original Note is secured by, among other things, a certain Deed of Trust and Security Agreement executed by Borrower dated as of March 16, 1998, and recorded in Book 1374 at Page 1226 in the Recorder's office of St. Louis City, at St. Louis, Missouri, which constitutes a lien on the real estate described on Exhibit A, attached hereto and incorporated herein (hereinafter referred to as the "Mortgage");

         WHEREAS, the maturity date of the Original Note was extended from March 15, 1999 to April 15, 1999, by that certain First Extension and Modification Agreement executed by Borrower and Lender as of March 15, 1999 (the "First Extension"); and

         WHEREAS, the amount of Two Million Dollars ($2,000,000.00) is now unpaid and unsatisfied; and

         WHEREAS, Borrower desires to borrow additional funds;

         WHEREAS, the Lender is willing to lend such funds based on the terms and conditions set forth herein;

         WHEREAS, Borrower is the owner of the real estate covered by the Mortgage described herein; and

         WHEREAS, Borrower desires to renew, extend and modify the Original Note, Mortgage and Assignment as herein stated.

         NOW, THEREFORE, in consideration of the extension of the time of payment of the principal sum, the forbearance of Lender from exercising certain rights and remedies, the agreement by Lender to loan additional funds to Borrower, and certain other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, but subject to all the conditions and provisions contained in the Original Note, the Mortgage, and all other documents evidencing or securing the Loan (the "Loan Documents"), except as herein modified, Borrower hereby agrees to and with Lender and its successors and assigns as follows:

         1. All capitalized terms used herein, except as modified hereby shall have the same meanings as set forth in the Loan Documents.

         2. The maturity date of the Original Note is hereby extended from April 15, 1999, to June 23, 1999, at which time the Original Note shall mature and be payable without notice or demand.

         3. Lender agrees to loan Borrower additional funds in the amount of Three Million Two Hundred Thousand Dollars ($3,200,000.00) (the "Additional Loan") under the terms and conditions set forth (i) herein and (ii) in the Additional Note in the original principal amount of Three Million Two Hundred Thousand Dollars ($3,200,000) ("Additional Note"), attached hereto and incorporated herein as Exhibit B. The Borrower shall execute and deliver the Additional Note to Lender as of the date hereof. Advances of funds under the Additional Note shall be governed by the terms of the Loan Agreement.

         4. Borrower hereby agrees to pay to Lender a fee in the amount of Twenty Six Thousand Dollars ($26,000.00) that will be deducted from the proceeds of the first Advance under the Loan Agreement.

         5. The Loan Agreement and each of the other Loan Documents shall be amended as follows:

                  a. The Loan Amount shall be amended to read Five Million Two Hundred Thousand Dollars ($5,200,000).

                  b. Except as specifically stated herein or therein, from and after the date hereof any references to "Note" in any of the Loan Documents shall be deemed to refer to the Original Note and Additional Note.

                  c. The term "Loan" shall hereafter collectively refer to the Original Loan and the Additional Loan.

         6. The Loan Agreement is amended as follows:


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                  a.  The following shall be inserted immediately following
Section 2.3 thereof:

                  2.4  Limitations on Advances.

                  (a) Advances are only available to pay for those items listed in that certain budget dated March 15, 1999 provided by Borrower to Lender and approved by Lender and for bank expenses, fees, and interest. All requests for Advances shall be accompanied by a completed and itemized cost statement, executed by the Borrower, together with invoices for all items covered thereby and lien waivers thereof for those items which are lienable.

                  (b) If the Advance includes amounts to be paid to a contractor, it shall be accompanied by: (i) a completed and fully itemized Application and Certificate for Payment (AIA Document G702 and G703 or similar form approved by the Lender) containing the certification of the Contractor and Engineer as to the accuracy of same, and showing all subcontractors and materialmen by name and trade or job, the total amount of each subcontract or purchase order, the amount theretofore paid to each subcontractor or materialman as of the date of such application, and the amount to be paid from the proceeds of the Advance to each subcontractor and materialman; (ii) a certificate of the contractor in the form of Exhibit B attached hereto; and (iii) copies of requisitions and invoices from subcontractors and materialmen supporting all items of cost covered by such application. In addition, Borrower shall provide written lien waivers from the contractor and such laborers, subcontractors and materialmen for work done and materials supplied by them which were paid for pursuant to the next preceding Advance.

                  (c) On the date of each Advance, the Title Policy shall be endorsed by an endorsement in form and substance satisfactory to Lender bringing the effective date of the Title Policy forward to the date of the Advance and increasing the amount insured to total the amount advanced hereunder.

                  b.   The following shall be inserted immediately following
Section 5.4 thereof:

                  5.5. Fee. Borrower shall pay to Lender a credit facility fee in an amount equal to one quarter of one percent (0.25%) of the outstanding principal balance of the Note on the 1st day of each month hereunder and on the Maturity Date of the Note, whether by acceleration or otherwise (including the date of any prepayment of the Note in full). Such credit facility fee shall be calculated on the highest outstanding principal balance of the Note during the prior calendar month. Such facility fee shall not be prorated for partial months.

                  c. Borrower hereby agrees to immediately pay to Lender a fee in the amount of Twenty Six Thousand Dollars ($26,000.00).

         7. The Original Note is amended as follows:

                  a. The second paragraph on page 1 thereof shall be deleted and the following shall be inserted in lieu thereof:

         Prior to the Maturity Date, Maker agrees to pay interest on the from time to time unpaid principal balance of this Note at a rate per annum equal to the from time to time publicly announced Prime Rate of interest plus two percent (2.0%) (the "Loan Interest Rate").

                  b. The sixth paragraph on page 1 thereof shall be deleted and the following shall be inserted in lieu thereof:

         The term "Prime Rate" for any day shall mean the rate from time to time announced by First Banks, Inc., at its main office as the Prime Rate, or as the case may be, the base, reference, or other rate then in use for commercial loan reference purposes, it being understood that such rate is a reference rate, not necessarily the lowest, which serves as the basis upon which effective rates of interest are calculated for those loans that make reference thereto as said First Banks, Inc.'s "Prime Rate." Said interest rate will change simultaneously with each change in the Prime Rate. Interest shall be calculated on the basis of the actual number of days elapsed assuming a year of three hundred and sixty
(360) days.

         8. As a condition precedent to the effectiveness hereof, Borrower shall execute, as of the date hereof in recordable form, an Amendment to Deed of Trust in the form attached hereto and incorporated herein as Exhibit C (the "Amendment to Deed of Trust") and an Amendment to Assignment of Leases and Rents in the form attached hereto and incorporated herein as Exhibit D (the "Amendment to Assignment of Leases").

         9. As a condition precedent to the effectiveness hereof, Borrower shall provide to Lender, at Borrower's sole cost and expense, an endorsement to the Title Policy (a) confirming the ownership of the Property by Borrower, (b) updating the effective date thereof to the date of the recording of this Agreement, the Amendment to Deed of Trust and the Amendment to Assignment of Leases, (c) adding this Agreement, the Amendment to Deed of Trust and the Amendment to Assignment of Leases to Schedule A of such loan policy of title insurance, (d) increasing the amount insured to the Loan amount, and (e) providing for the periodic disbursement thereof as advances are made. Such endorsement shall be in form and substance satisfactory to the Lender and shall contain no exceptions to title, other than those for taxes due and payable in the current year 1999, having priority over the lien of the Mortgage as amended hereby.

         10. Borrower specifically understands and agrees that Lender is consenting to the foregoing extension and modification of the Note in reliance upon all of the security previously pledged to Lender as security for the repayment of the Note.

         11. Borrower hereby confirms and ratifies the Original Note, and any agreement securing or related to the Note as renewed and modified hereby. This is a renewal and modification of the Original Note and not a replacement or novation thereof. If for any reason this Agreement is invalid, the Original Note shall be enforceable according to its original terms as heretofore amended.

         12. Borrower shall reimburse Lender for all expenses, including reasonable attorneys' fees incurred by Lender in connection with this transaction.

         13. Borrower represents to Lender and agrees that the lien of the original Mortgage as amended hereby and the covenants and agreements therein, and in the Note and other obligations secured thereby, except as herein modified, shall be and remain in full force and effect, subject to all the conditions and provisions contained in the Loan Agreement, the Note, the Mortgage, the Loan Documents, or any other documents evidencing or securing the Loan as amended hereby.

         14. Borrower represents to Lender that Borrower has no defenses, set-offs, claims, actions, causes of action, damages, demands or any other claims of any kind or nature whatsoever, whether asserted or unasserted, against Lender as of the date hereof with respect to any action previously taken or not taken by Lender.

         Without limiting the generality of the foregoing, Borrower waives, releases and forever discharges Lender and Lender's employees, agents, officers and directors from and against any and all rights, claims, action, causes of action, damages, demands, incidental or consequential damages and all other claims of whatsoever nature which may now exist or which may later accrue or arise out of any dealings between them occurring on or before the date of this Agreement.

         15. Borrower further acknowledges and agrees that the Lender is specifically relying upon the representations, warranties, and agreements contained herein and that this Agreement is being executed by Borrower and delivered to Lender as a material inducement to the Lender to forbear from exercising contractual remedies available to Lender, including foreclosure, attachment, and prosecution in collection of the outstanding indebtedness under the Note and all security interests, encumbrances, liens, deeds of trust, mortgages and other collateral given as security therefor.

         16. Borrower represents and warrants to Lender that no Event of Default, or default which with notice or passage of time would constitute an Event of Default exists under the Note, the Mortgage, the Loan Documents, or any other documents evidencing or securing the Loan as of the date hereof.

         17. This Agreement shall not be deemed to constitute an alteration, waiver, annulment, or variation of any of the terms and conditions of the Note (as heretofore amended), the Mortgage, the Loan Documents, or any other documents evidencing or securing the Loan except as expressly set forth herein. Any term or condition of the Note, the Mortgage, the Loan Documents, or any other documents evidencing or securing the Loan that is inconsistent with this Agreement is deemed modified to be consistent herewith. If, for any reason, this Agreement is invalid, the Note shall be enforceable in accordance with its original form as heretofore amended.

         18. The obligations evidenced in this Extension and Modification Agreement are secured by a Deed of Trust and Security Agreement executed on the 16th day of March, 1998, and amended by instrument executed on the 15th day of March 1998 containing provisions regarding future advances and future obligations pursuant to Section 443.055 RSMo. and which is a lien on the Property (and which may be secured by other property).

         19. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure therefrom, will in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.

         20. Captions contained in this Agreement have been inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

         21. For purposes of executing this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or telecopy document is to be reexecuted in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Paragraph.

         22. This Agreement may be executed by the parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

         23. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, letters of intent, understandings, negotiations and discussions of the parties, whether oral or written.

         24. The parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

         25. This Agreement and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Missouri applicable to contracts made and to be performed wholly within Missouri, without regard to choice or conflict of laws rules.

         26. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

         27. All provisions of this Agreement are binding upon, inure to the benefit of, and are enforceable by or against, the parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.

         ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.



              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the day and year first above written.

                                        EBS BUILDING, L.L.C.

                                        By:  PricewaterhouseCoopers LLP, manager
(SEAL)

                                        By:          /s/ Keith F. Cooper
                                           -------------------------------------
                                           Keith F. Cooper, Partner


                                        FIRST BANK

(SEAL)

                                        By:         /s/ Russell L. Whites
                                           -------------------------------------
                                           Russell L. Whites, Vice President

STATE OF MISSOURI     )
                      )       SS.
COUNTY OF ST. LOUIS   )

         On this 25th day of March, 1999, before me appeared Keith F. Cooper, to me personally known, who, by me being duly sworn did say that he is a partner of PricewaterhouseCoopers LLP, a limited liability partnership, and the said limited liability partnership is the manager of EBS Building, L.L.C., a limited liability company and said Keith F. Cooper acknowledged that he executed the same in behalf of said limited liability partnership and said limited liability company and said Keith F. Cooper acknowledged said instrument to be the free act and deed of said limited liability partnership and said limited liability company.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in the county or city and state aforesaid, the day and year last above written.

                                                   /s/Donna R. Franz
                                            -----------------------------------
                                            Notary Public

My Term Expires: January 9, 2001

                              LENDER ACKNOWLEDGMENT

STATE OF MISSOURI      )
                       )       SS.
COUNTY OF ST. LOUIS    )

         On this 24th day of March, 1999, before me appeared Russell L. Whites, to me personally known, who, being by me duly sworn, did say that he is a Vice President of First Bank, a Missouri banking corporation and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation, by authority of its Board of Directors; and said Russell L. Whites acknowledged said instrument to be the free act and deed of said corporation.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed an official seal at my office in the county or city and state aforesaid, the day and year last above written.

                                            /s/ Marsha A. Woods
                                            -----------------------------------
                                            Notary Public

My Term Expires: July 1, 2001

                                    EXHIBIT A

A tract of land being Block 119, part of Block 118, that part of St. Charles Street, 50 feet wide, vacated by Ordinance No. 58574 and that part of a 7.5 foot wide Alley in Block 118 vacated by Ordinance No. 58533, in the City of St. Louis, Missouri and being further described as follows: Beginning at a point on the East line of Sixth Street, 60 feet wide, at its intersection with the South line of vacated St. Charles Street, 50 feet wide, said point being the Northwest corner of Block 118; thence North 1 degree 54 minutes 12 seconds East, 49.93 feet across vacated St. Charles Street to the Southwest corner of Block 119; thence along the East line of Sixth Street, North 0 degrees 09 minutes 53 seconds West, 150.46 feet to its intersection with the South line of Washington Avenue, 80 feet wide, said point being the Northwest corner of Block 119; thence along the South line of Washington Avenue, North 89 degrees 54 minutes 07 seconds East, 270.40 feet to its intersection with the West line of Broadway, 80 feet wide, said point being the Northeast corner of Block 119; thence along the West line of Broadway, South 0 degrees 11 minutes 45 seconds East, 149.97 feet to its intersection with the North line of vacated St. Charles Street, said point being the Southeast corner of Block 119; thence South 2 degrees 26 minutes 11 seconds West, 50.14 feet across vacated St. Charles Street to the Northeast corner of Block 118; thence continuing along the West line of Broadway, South 2 degrees 33 minutes 22 seconds West, 13.64 feet to a point on the East line of Block 118; thence leaving said point and running North 87 degrees 22 minutes
23 seconds West, 269.68 feet to the point of beginning and containing 55,902 square feet (1.283 acres) according to survey by The Clayton Engineering Company February, 1998.

EXHIBIT B

                      CONTRACTOR'S REQUISITION CERTIFICATE


                        Application for Payment No.


  TO:    First Bank

  FROM:

  RE: ("Project")                  , LLC ("Owner").

         We are the general contractor for the Project, and to induce Lender to advance loan proceeds to assist in funding construction of the Project and knowing that Lender will rely on this certificate in doing so, we hereby certify as follows:

         1.       In reference to our contract dated                 , 19
                  with Owner for construction of the Project, and the Plans and Specifications therefor, no amendments, modifications or changes have been made with respect to our contract or the Plans and Specifications except such as have had your prior written approval. There are no pending change orders except as follows:

         2.       Our Application for Payment No.         , dated             ,
                  199 , which we understand is to be included as an item in the Owner's requisition to you, is in full compliance with the terms of our contract with Owner, and, upon the payment of same, we will have no other or additional claim (including claims for so-called "extras") against Owner on account of our contract or otherwise for and through the period of time ending upon the date of our Application for Payment, for all labor and materials furnished by us through and including the date of our Application for Payment except as follows:

                  (a) retainage not exceeding 10% of the value of labor and materials incorporated into the Project and covered by applications submitted by us on account of the Project for which payment is to be made to us after substantial completion of our contract, as provided therein (the amount of said retainage, as of the end of the period covered by our Application for Payment
                           dated          , 199  , is $                   ); and

                  (b)

         3. The Owner is not in default of any of the Owner's obligations to us as of the date hereof except as follows:

        4. We have paid in full all our obligations to subcontractors, workmen, suppliers and materialmen for and with respect to all labor and materials supplied through and including the date of our last Application for Payment, except for an amount equal to 10% thereof, which we are holding in accordance with the terms of such obligations and our contract, and all our subcontractors have paid their subcontractors, workmen and materialmen in full for and with respect to all labor and materials supplied through and including the date of our last Application for Payment.

         5. We waive and release any and all rights to claim any lien for labor done or materials furnished up to an amount equal to the
                  amount of our Application for Payment dated             ,
                  199 , conditioned upon receipt of payment therefor, plus the amount of all our previously funded applications.

         Executed this             day of                   , 199  .






                                            By:
                                            Name:
                                            Title: